Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 28, 1995, included in this Form 11-K, into the Company's previously filed Registration Statements File No. 33-56509 relating to Amendment No. 1 to Form S-3 Registration Statement, File No. 33-51459 relating to NUI Direct, File No. 33-57183 relating to the Savings and Investment Plan, and File No. 33-24169 relating to the 1988 Stock Plan.



                                                        ARTHUR ANDERSEN LLP

   New York, New York
   June 28, 1995